Calculation of Filing Fee Tables
F-3
PURPLE BIOTECH LTD.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, no par value per share	457(o)
		Equity	Preferred Shares, no par value per share	457(o)
		Other	Warrants	457(o)
		Other	Overallotment Purchase Rights	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
		Debt	Capital Notes	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 15,565,700.05	0.0001381	$ 2,149.62
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary Shares, no par value per share	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities		Equity	Preferred Shares, no par value per share	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities		Other	Overallotment Purchase Rights	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities		Debt	Capital Note	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 184,434,299.95			F-3	333-268710	05/22/2023	$ 21,031.44
			Total Offering Amounts:				$ 200,000,000.00		$ 2,149.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,149.62
Offering Note
[1]	The ordinary shares registered hereby may be represented by American depositary shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-207858). Each ADS represents 2,000 ordinary shares. Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $200,000,000

[2]	The Registrant previously registered $200,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form F-3 (File No. 333-268710) filed on December 8, 2022, and declared effective on May 22, 2023 (the "Prior Registration Statement"), $184,434,299.95 of which remains unsold as of the date of filing of this registration statement (the "Unsold Securities"). The Registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The Registrant previously carried forward a registration fee of $15,584.14 in connection with the filing of the Prior Registration Statement of which $14,370.99 relates to the Unsold Securities. The $14,370.99 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net registration fee paid in connection with the Unsold Securities is $0. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date